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EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our annual report dated February 27, 2001, for the year ending December 31, 2000, for Gasel Transportation Lines, Inc. and its subsidiary to be included in this Form 10-KSB, into the Company's previously filed Registration Statement on Form 10-SB (file number 0-30185.)


/s/ VAN KREVEL & COMPANY

Dublin, Ohio

April 10, 2001